Exhibit 99.1
FIESTA RESTAURANT GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS

On August 16, 2021, Fiesta Restaurant Group, Inc. ("Fiesta" or the "Company") completed the previously announced divestiture of Taco Cabana, Inc. ("Taco Cabana"). Beginning in the second quarter of fiscal 2021, and for periods reported in our Quarterly Report on Form 10-Q for the quarter ended July 4, 2021, financial results of Taco Cabana are reported as discontinued operations in the consolidated financial statements of Fiesta and the prior period amounts presented have been recast for comparability. The unaudited pro forma consolidated financial statements were prepared to assist readers in understanding the nature and effects of the sale.
The unaudited pro forma consolidated balance sheet as of July 4, 2021 presents our consolidated financial position giving pro forma effect to the disposition of Taco Cabana as if it had occurred on July 4, 2021. The unaudited pro forma consolidated statements of operations for the years ended January 3, 2021, December 29, 2019, and December 30, 2018 reflect the pro forma effect of the discontinued operations of Taco Cabana as if the transaction occurred on January 1, 2018. There were no pro forma adjustments applicable for those periods. An unaudited pro forma consolidated statement of operations for the six months ended July 4, 2021 is omitted as no pro forma adjustments are applicable and Taco Cabana was previously classified as a discontinued operation in the historical consolidated financial statements for the six months ended July 4, 2021, which were included in the Quarterly Report on Form 10-Q for the quarter ended July 4, 2021 that was filed on August 12, 2021 with the Securities and Exchange Commission (the "SEC").
The pro forma adjustments are described in the accompanying notes to the unaudited pro forma consolidated financial statements. The statements have been derived from, and should be read in conjunction with, the audited consolidated financial statements and notes thereto included in the Company's Annual Reports on Form 10-K for the fiscal years ended January 3, 2021, December 29, 2019, and December 30, 2018, filed with the SEC.
The unaudited pro forma consolidated financial statements as of and for the periods presented are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what the Company's financial position or results of operations would have been had the disposition been completed on the dates noted above. The unaudited pro forma consolidated financial statements also should not be considered representative of the Company's future financial position or results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. These pro forma financial statements should not be considered a substitute for the actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Fiesta's filings on Forms 10-Q and 10-K.
The pro forma adjustments are based on currently available factual information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of this disposition on our historical financial information. Actual amounts could differ materially from these estimates.

FIESTA RESTAURANT GROUP, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)
(Unaudited)

	July 4, 2021
	As Reported	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets:
Cash	$65,830	$(2,084)	(a)	$63,746
Restricted cash	3,837	—		3,837
Accounts receivable	4,580	—		4,580
Inventories	2,022	—		2,022
Prepaid rent	109	—		109
Income tax receivable	2,606	—		2,606
Prepaid expenses and other current assets	6,671	—		6,671
Current assets held for sale	159,564	(159,564)	(b)	—
Total current assets	245,219	(161,648)		83,571
Property and equipment, net	94,773	—		94,773
Operating lease right-of-use assets	157,533	—		157,533
Goodwill	56,307	—		56,307
Other assets	6,557	—		6,557
Total assets	$560,389	$(161,648)		$398,741
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$71,541	$(71,471)	(c)	$70
Accounts payable	10,264	—		10,264
Accrued payroll, related taxes and benefits	8,108	—		8,108
Accrued real estate taxes	2,775	—		2,775
Other current liabilities	18,795	—		18,795
Current liabilities held for sale	120,956	(120,956)	(b)	—
Total current liabilities	232,439	(192,427)		40,012
Long-term debt, net of current portion	810	—		810
Operating lease liabilities	166,793	—		166,793
Deferred tax liabilities	2,353	—		2,353
Other non-current liabilities	9,981	—		9,981
Total liabilities	412,376	(192,427)		219,949
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized, no shares issued	—	—		—
Common stock, $0.01 par value; 100,000,000 shares authorized, 28,454,149 shares issued and 25,529,468 shares outstanding	275	—		275
Additional paid-in capital	179,016	—		179,016
Retained earnings (accumulated deficit)	(10,499)	30,779	(d)	20,280
Treasury stock, at cost; 1,993,495 shares	(20,779)	—		(20,779)
Total stockholders' equity	148,013	30,779		178,792
Total liabilities and stockholders' equity	$560,389	$(161,648)		$398,741

FIESTA RESTAURANT GROUP, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Year Ended January 3, 2021
	As Reported	Transaction Accounting Adjustments (e)	Pro Forma
Revenues:
Restaurant sales	$552,797	$(238,685)	$314,112
Franchise royalty revenues and fees	2,006	(760)	1,246
Total revenues	554,803	(239,445)	315,358
Costs and expenses:
Cost of sales	170,513	(70,433)	100,080
Restaurant wages and related expenses	149,145	(74,817)	74,328
Restaurant rent expense	45,361	(22,588)	22,773
Other restaurant operating expenses	82,180	(34,357)	47,823
Advertising expense	14,839	(6,460)	8,379
General and administrative	53,077	(13,229)	39,848
Depreciation and amortization	38,206	(16,197)	22,009
Pre-opening costs	69	(69)	—
Impairment and other lease charges	9,139	(1,116)	8,023
Closed restaurant rent expense, net of sublease income	6,487	(2,156)	4,331
Other expense (income), net	(1,697)	(401)	(2,098)
Total operating expenses	567,319	(241,823)	325,496
Loss from operations	(12,516)	2,378	(10,138)
Interest expense	4,756	(4,464)	292
Loss on extinguishment of debt	1,241	(1,241)	—
Loss before income taxes	(18,513)	8,083	(10,430)
Benefit from income taxes	(8,302)	(3,989)	(12,291)
Net income (loss)	$(10,211)	$12,072	$1,861
Earnings (loss) per common share:
Basic	$(0.40)		$0.07
Diluted	(0.40)		0.07
Weighted average common shares outstanding:
Basic	25,341,415		25,341,415
Diluted	25,341,415		25,341,415

FIESTA RESTAURANT GROUP, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Year Ended December 29, 2019
	As Reported	Transaction Accounting Adjustments (e)	Pro Forma
Revenues:
Restaurant sales	$658,263	$(296,570)	$361,693
Franchise royalty revenues and fees	2,680	(900)	1,780
Total revenues	660,943	(297,470)	363,473
Costs and expenses:
Cost of sales	207,453	(92,334)	115,119
Restaurant wages and related expenses	179,178	(94,269)	84,909
Restaurant rent expense	47,805	(25,755)	22,050
Other restaurant operating expenses	91,897	(41,623)	50,274
Advertising expense	23,179	(10,826)	12,353
General and administrative	56,195	(14,290)	41,905
Depreciation and amortization	39,195	(17,009)	22,186
Pre-opening costs	972	(592)	380
Impairment and other lease charges	13,101	(13,086)	15
Goodwill impairment	67,909	(67,909)	—
Closed restaurant rent expense, net of sublease income	4,163	(903)	3,260
Other expense (income), net	1,041	(179)	862
Total operating expenses	732,088	(378,775)	353,313
Income (loss) from operations	(71,145)	81,305	10,160
Interest expense	3,872	(3,547)	325
Income (loss) before income taxes	(75,017)	84,852	9,835
Provision for income taxes	9,369	4,048	13,417
Net loss	$(84,386)	$80,804	$(3,582)
Earnings (loss) per common share:
Basic	$(3.18)		$(0.14)
Diluted	(3.18)		(0.14)
Weighted average common shares outstanding:
Basic	26,500,356		26,500,356
Diluted	26,500,356		26,500,356

FIESTA RESTAURANT GROUP, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Year Ended December 30, 2018
	As Reported	Transaction Accounting Adjustments (e)	Pro Forma
Revenues:
Restaurant sales	$685,925	$(311,544)	$374,381
Franchise royalty revenues and fees	2,672	(857)	1,815
Total revenues	688,597	(312,401)	376,196
Costs and expenses:
Cost of sales	218,946	(95,904)	123,042
Restaurant wages and related expenses	188,131	(101,106)	87,025
Restaurant rent expense	36,034	(18,577)	17,457
Other restaurant operating expenses	100,828	(48,684)	52,144
Advertising expense	23,695	(10,627)	13,068
General and administrative	54,525	(13,693)	40,832
Depreciation and amortization	37,604	(15,147)	22,457
Pre-opening costs	1,716	(783)	933
Impairment and other lease charges	21,144	(7,557)	13,587
Other expense (income), net	(3,007)	1,782	(1,225)
Total operating expenses	679,616	(310,296)	369,320
Income from operations	8,981	(2,105)	6,876
Interest expense	3,966	(3,691)	275
Income before income taxes	5,015	1,586	6,601
Provision for (benefit from) income taxes	(2,772)	3,063	291
Net income	$7,787	$(1,477)	$6,310
Earnings per common share:
Basic	$0.29		$0.23
Diluted	0.29		0.23
Weighted average common shares outstanding:
Basic	26,890,577		26,890,577
Diluted	26,894,083		26,894,083

FIESTA RESTAURANT GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
(a)Represents the proceeds from the sale of $85.0 million, less $10.0 million of transaction costs and expenses associated with selling the business, as well as the use of $77.1 million of the proceeds to fully repay the Company's term loan borrowings under its senior credit facility, inclusive of a loan prepayment fee of 3% of the principal repaid of $2.2 million. The purchase price is subject to certain post-closing adjustments.
(b)Represents the elimination of the assets and liabilities of Taco Cabana classified as current assets and current liabilities held for sale in the Form 10-Q for the quarter ended July 4, 2021, as filed on August 12, 2021 with the SEC.
(c)Represents the elimination of the outstanding term loan borrowings under the senior credit facility and associated unamortized discount and debt issuance costs that was repaid at the close of the disposition as required by the terms of the senior credit facility.
(d)Represents the net effect of the removal of the disposed net assets, net proceeds and debt repayment had the transaction closed on July 4, 2021. The preliminary gain on the sale of Taco Cabana, excluding any potential post-closing adjustments, is based on the carrying value of the net assets of Taco Cabana as of July 4, 2021, and is offset by the loss on debt extinguishment. Based on the structure of the stock purchase agreement, no tax liability on the gain is expected.
(e)Represents the classification of revenues and expenses attributable to Taco Cabana as discontinued operations.